UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2009

Key Energy Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-8038	04-2648081
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1301 McKinney Street, Suite 1800, Houston, Texas		77010
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-651-4300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) End of Interim Period for Principal Financial Officer

J. Marshall Dodson, Vice President and Chief Accounting Officer of Key Energy Services, Inc. (the "Company"), was appointed interim principal financial officer of the Company effective February 6, 2009, upon the resignation of our former Chief Financial Officer, William M. Austin, until such time as the Company’s Board of Directors (the "Board") elected a new Chief Financial Officer. In connection with the Company’s hiring of a new Chief Financial Officer on March 26, 2009, Mr. Dodson is no longer serving as principal financial officer as of such date. He continues to serve as Vice President and Chief Accounting Officer.

(c) Appointment of Principal Financial Officer

As announced by the Company in a press release dated March 26, 2009, the Board appointed T. M. "Trey" Whichard, III as its Senior Vice President and Chief Financial Officer as of March 26, 2009. A copy of the press release announcing Mr. Whichard’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Whichard, age 50, was previously an officer with BJ Services Company, serving in various financial capacities since 1989, including as Vice President, Treasurer and Tax Director and most recently, from 2002 until the beginning of 2006, as Vice President and Chief Financial Officer. Mr. Whichard has been retired since leaving BJ Services Company in 2006, until joining the Company in 2009. He received a BBA in Accounting from Sam Houston State University in 1981. Mr. Whichard does not have an interest requiring disclosure under Item 404(a) of Regulation S K.

Under the Key Energy Services, Inc. 2007 Equity and Cash Incentive Plan, the Compensation Committee (the "Committee") of the Board granted Mr. Whichard 90,000 shares of restricted stock as of March 26, 2009, and an additional grant of 10,000 shares of restricted stock to be made in May 2009. These shares of restricted stock vest in four (4) equal annual installments.

Mr. Whichard entered into an employment agreement (the "Employment Agreement"), dated as of March 26, 2009, with Key Energy Shared Services, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the "Subsidiary"). The Employment Agreement provides for an initial term of two (2) years and automatically renews for successive one-year extension terms unless terminated by Mr. Whichard or the Subsidiary at least ninety (90) days prior to the commencement of an extension term. The Employment Agreement provides that Mr. Whichard receives an annual salary of $375,000, which can be increased (but not decreased) at the discretion of the Committee and the Chief Executive Officer (the "CEO"). However, notwithstanding the terms of the Employment Agreement, Mr. Whichard’s annual salary as specified in the Employment Agreement has been temporarily reduced by 7% (to $348,750) as part of a temporary pay reduction program implemented in response to the current economic downturn. Mr. Whichard is also eligible to participate in the Company’s cash performance compensation plan providing for incentive bonuses or other cash incentives payable upon the achievement of goals set forth in the Company’s strategic plan as developed by the Committee, after consultation with the CEO and Mr. Whichard. In addition, Mr. Whichard is entitled to participate in awards of equity-based incentives at the discretion of the Board or the Committee. Mr. Whichard also receives comprehensive medical and dental plans available to the Company’s senior management pursuant to which all medical and dental expenses incurred by him and his spouse and children will be reimbursed through insurance or, in the absence of insurance, directly by the Subsidiary, so that he has no out-of-pocket cost with respect to such expenses.

If, during the term of his employment, Mr. Whichard’s employment is terminated by the Subsidiary for any reason other than for Cause or Disability (each as defined in the Employment Agreement), including non-renewal of the Employment Agreement, or by Mr. Whichard for Good Reason (as defined in the Employment Agreement), Mr. Whichard will be entitled to severance compensation equal to two (2) times his annual base salary in effect at the time of termination payable in equal installments over a 24-month period following termination. If Mr. Whichard’s employment is terminated as a result of Disability (as defined in the Employment Agreement), he will be entitled to severance compensation equal to one (1) times his base salary, payable in twelve (12) monthly installments, reduced by the amount of any employer-provided disability insurance proceeds actually paid during such time. In addition, in the event of the subsequent termination of Mr. Whichard’s employment within one (1) year of a Change in Control of the Company (as defined in the Employment Agreement) (i) by the Subsidiary for any reason other than for Cause (including Disability or non-renewal of the Employment Agreement) or (ii) by Mr. Whichard for Good Reason, his severance compensation will be increased to three (3) times his annual salary plus three (3) times his annual target cash bonus, and will be payable in a lump sum on the date of termination. If Mr. Whichard’s employment is terminated by the Subsidiary for any reason other than for Cause (including Disability or non-renewal of the Employment Agreement) or by Mr. Whichard for Good Reason (and not as a result of death), Mr. Whichard will be entitled to continued employment benefits, including medical benefits until the earlier of: (i) the second anniversary of the termination date, (ii) the last date of eligibility under the applicable benefits or (iii) he commences full-time employment with another employer. In the event of a Change in Control of the Company, these benefits will be paid in a lump sum at the time of termination. In addition, if Mr. Whichard’s employment is terminated by the Subsidiary for any reason other than for Cause (including Disability or non-renewal of the Employment Agreement), is terminated by him for Good Reason or is terminated due to his death, any equity-based incentives held by Mr. Whichard that have not vested prior to the termination date shall immediately vest and all vested equity-based incentives shall remain exercisable until the earlier of (i) the first anniversary date of the termination or (ii) the stated expiration date of the equity-based incentive.

The Employment Agreement contains a comprehensive non-compete provision that prohibits Mr. Whichard from engaging in any activities that are competitive with the Company during his employment, and for any period in which he is receiving severance compensation from the Company (or if payment of severance compensation is increased due to a Change of Control, for a period of three (3) years after the termination of employment) or for twelve (12) months following termination if he receives no severance compensation from the Company.

The Employment Agreement provides for compliance with the provisions of Section 409A of the Internal Revenue Code of 1986 (the "Code") concerning the payment of potential future benefits to Mr. Whichard and reimbursement of any tax penalties owed pursuant to Section 409A of the Code on an after-tax basis. If Mr. Whichard is subject to the tax imposed by Section 4999 of the Code, he will be reimbursed for such tax on an after-tax basis; provided, however, that he has agreed to a reduction of up to 10% of the value he would have received if such reduction would avoid the imposition of such tax.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment Agreement, dated as of March 26, 2009, by and between Trey Whichard and Key Energy Shared Services, LLC.

99.1 Press release, dated March 26, 2009, announcing the appointment of T. M. "Trey" Whichard, III as Senior Vice President and Chief Financial Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Key Energy Services, Inc.

April 1, 2009	By:	/s/ KIMBERLY R. FRYE

Name: KIMBERLY R. FRYE
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of March 26, 2009, by and between Trey Whichard and Key Energy Shared Services, LLC
99.1	Press release, dated March 26, 2009, announcing the appointment of T. M. “Trey” Whichard, III as Senior Vice President and Chief Financial Officer